EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of RealD Inc. (the “Company”) on Form 10-Q for the quarterly period ended December 24, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew A. Skarupa, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew A. Skarupa
Andrew A. Skarupa
Chief Financial Officer and
Chief Operating Officer
(Principal Financial Officer)
February 3, 2011

This certification is being furnished solely to accompany this report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.